Exhibit 10.1

AMENDED AND RESTATED PROMISSORY NOTE

Up to US$2,000,000.00	September 25, 2024

THIS AMENDED AND RESTATED PROMISSORY NOTE (the “Amended and Restated Note” or the “Note”) is dated as of September 25, 2024 (the “Effective Date”), and is executed by Digital Ally, Inc., a Nevada corporation, and its subsidiary, Kustom Entertainment, Inc., a Nevada corporation (collectively, the “Borrower”), in favor of Mosh Man LLC, a New Jersey limited liability company (the “Lender”).

RECITALS

A. Lender is the present owner and Lender of, and Borrower is the current obligor under, that certain Promissory Note, dated as of March 1, 2024 (the “Original Note”), in the principal amount of $1,425,000 (“Original Principal Amount”), which was issued in connection with that certain Note Purchase Agreement dated March 1, 2024 (the “Note Purchase Agreement”), as modified pursuant to that Letter Agreement dated September 12, 2024, whereby Borrower requested an additional $265,000 (the “Letter Agreement”), and are secured obligations of the Borrowers pursuant to the terms of the Security Agreement between Borrower and Lender, dated March 1, 2024 (the “Security Agreement”) and with the Note, the Note Purchase Agreement, the Letter Agreement, and related documents, including any UCC financing statements or other documents, instruments and agreements evidencing, guaranteeing or securing the Note, and all written amendments, replacements or supplements to any of them, are collectively referred to collectively, the “Loan Documents”).

B. The Borrower acknowledges and agrees that as of the date hereof, the Borrower owes Lender principal, accrued interest, fees, and other amounts of $1,204,319.47 as of the Effective Date.

C. The Borrower acknowledges and agrees that as of the date hereof, one or more events of default (collectively, the “Defaults”) have occurred and are continuing to occur under the Loan Documents, and notwithstanding the Defaults, Borrower has requested that the Lender increase the principal amount of the loan to up to $2,000,000.00. The Borrower further acknowledges and agrees that no further notice of any type is necessary in connection with such Defaults, and Lender is entitled to exercise its rights at law, in equity, and/or as provided in the Loan Documents, and pursue any and all remedies in connection with the Defaults.

D. This Amended and Restated Note (i) evidences the Principal Amount (as defined below); and (ii) amends and restates in their entirety, the terms and provisions of the Original Note. The terms, covenants, agreements, rights, obligations and conditions contained in this Amended and Restated Note supersede and control the terms, covenants, agreements, rights, obligations and conditions contained in the Original Note in their entirety.

E. The Original Note is hereby modified and restated in its entirety to read as follows:

FOR VALUE RECEIVED, Borrower, hereby promises to pay to Lender, or to order, to such account or at such place as Lender may from time to time designate to Borrower in writing, the principal sum of up to TWO MILLION DOLLARS ($2,000,000) (the “Principal Amount”), in lawful money of the United States of America, together with interest on said Principal Amount or so much thereof as shall be outstanding under this Amended and Restated Promissory Note (this “Note”) from time to time, to be computed from the date hereof at the rates and in the amounts hereinafter set forth. The face amount of this Note is the total Principal Amount that shall be outstanding hereunder at any one time, not including accrued and unpaid interest thereon. The amount of the unpaid balance, including such interest, that shall be due and payable under this Note (the “Balance”) may increase and decrease as advances and payments are made hereunder between the Borrower and the Lender, in accordance with the terms of this Note.

1. Recitals. The foregoing recitals are true and correct and are incorporated herein by reference as if fully set forth herein.

2. Interest Rate. The Borrower shall pay interest on the Principal Amount as set forth in the Note Purchase Agreement.

3. Maturity Date; Term. This Note shall mature, and be due and payable as set forth in the Note Purchase Agreement. Notwithstanding anything in the Letter Agreement to the contrary, Borrower and Lender agree that the payment of $100,000 due on September 26, 2024, pursuant to the Letter Agreement is hereby extended to Thursday, October 10, 2024.

4. Security. This Note and all principal and interest payments due or becoming due under this Note are secured during the term with a first priority security lien solely pursuant to the Security Agreement. Reference is made to the Security Agreement for a description of the Collateral (as defined therein), and the rights and remedies of the Lender (or another Lender) in respect thereof.

5. Prepayment. The Borrower shall repay and may prepay the outstanding principal amount of this Note as set forth in the Purchase Agreement.

6. Procedure for Advances. Borrower may request advances in writing to Lender as hereinafter provided. Each advance request must be received by Holder not later than 10:00 a.m. (Eastern Time) a minimum of three (3) business days prior to the date the advance is to be made, and must specify the amount of the advance, and shall provide supporting document in connection with the usage of each such advance. Upon approval by Lender to be determined in its sole discretion, but which shall not be unreasonably withheld, the Lender shall either make payment directly to vendor(s) or other creditors on behalf of Borrower or deposit the advance into Borrowers account.

7. Amendment. Amendments and modifications of this Note may be made only in the manner provided in the Purchase Agreement.

8. Suits for Enforcement.

(a) Subject to the terms and conditions of the Purchase Agreement, upon the occurrence and during the continuation of any one or more Events of Default, the Lender of this Note may proceed to protect and enforce its rights hereunder by suit in equity, action at law or by other appropriate proceeding, whether seeking specific performance of any covenant or agreement contained in the Purchase Agreement or this Note or in aid of the exercise of any power granted in the Purchase Agreement or this Note, or may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right of the Lender of this Note, including without limitation any and all rights against the Collateral under Article 9 of the Uniform Commercial Code, the terms of the Security Agreement or other applicable law.

(b) The Borrower shall pay all costs of enforcement of this Note to the extent and in the manner set forth in the Purchase Agreement.

9. Certain Acknowledgements. The Borrower acknowledges and agrees that that nothing herein shall be deemed to be in any way any waiver of any of the Defaults under the Loan Document, or in any way, waive, relinquish, or limit any of the rights and/or remedies that Lender may have against the Borrower pursuant to the Loan Documents, all of which are expressly reserved.

10. Remedies Cumulative. No remedy conferred upon the Lender herein or in the Purchase Agreement is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder, under the Purchase Agreement or now or hereafter existing at law or in equity or by statute or otherwise.

11. Transfer.

(a) This Note may be transferred or assigned, in whole or in part, by the Lender at any time subject to the limitations set forth in the Purchase Agreement and herein. The term “Lender” as used herein shall also include any transferee of this Note whose name has been recorded by the Borrower in the Note Register (as defined below). Each transferee of this Note acknowledges that this Note has not been registered under the Securities Act, and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act.

(b) The Borrower shall maintain a register (the “Note Register”) in its principal office for the purpose of registering this Note and any transfer or partial transfer thereof, which register shall reflect and identify, at all times, the ownership of record of any interest in this Note. Upon the issuance of this Note, the Borrower shall record the name and address of the Purchaser in the Note Register as the first Lender. Upon the surrender for registration of transfer or exchange of this Note as permitted under the Purchase Agreement at the principal office of the Borrower, the Borrower shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of the Lender or a transferee or transferees. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by written instrument of transfer duly executed by the Lender of such Note or the Lender’s attorney duly authorized in writing.

12. Replacement of Note. On receipt by the Borrower of an affidavit of an authorized representative of the Holder stating the circumstances of the loss, theft, destruction or mutilation of this Note (and in the case of any such mutilation, on surrender and cancellation of such Note), the Borrower will promptly execute and deliver, in lieu thereof, a new Note of like tenor; provided, however, the Holder must provide a reasonable indemnity agreement in connection with any such replacement.

13. Covenants Bind Successors and Assigns. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Borrower shall bind its successors and assigns, whether so expressed or not.

14. Waivers. As a material inducement for the Lender lending the Principal Amount to the Borrower, the Borrower and all others who now or may at any time become liable for all or any part of the obligations evidenced hereby, the Borrower hereby waives presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor, and notice of protest.

15. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier (with receipt confirmed), courier service or personal delivery at the addresses specified in Section 13.2 of the Purchase Agreement.

16. Legends. It is understood that this Note (and any replacement thereof) shall bear the legend (in addition to any legends which may be required in the opinion of the Borrower’s counsel by the securities laws of the state where the Lender is located) substantially as set forth on the first page of this Note.

17. Invalidity of any Part. If any provision or part of any provision of this Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Note and this Note shall be construed as if such invalid, illegal or unenforceable provision or party hereof had never been contained herein, but only to the extent of if its invalidity, illegality or unenforceability.

18. Survival. All agreements, representations and warranties made in this Note to be executed and delivered pursuant hereto shall survive the execution and delivery to the Lender of this Note and all other documents delivered hereunder or contemplated hereby. and shall continue in full force and effect so long as this Note remains outstanding, unperformed or unpaid.

19. Construction; Governing Law. All issues and questions concerning the construction, validity and interpretation of this Note and all matters pertaining hereto shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to any choice of law or conflict of law rules or provisions (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

20. Waiver of Jury Trial. THE BORROWER AND THE LENDER (BY ACCEPTANCE OF THIS NOTE), HAVING BEEN REPRESENTED BY COUNSEL, EACH KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT OR INSTITUTED BY THE LENDER, THE BORROWER OR ANY SUCCESSOR OR ASSIGN OF THE LENDER OR THE BORROWER (a) UNDER THIS NOTE OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS NOTE OR (b) ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS NOTE, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

21. Severability. In case any provision of this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

22. Titles and Subtitles. The titles of the Sections of this Note are for convenience of reference only and are not to be considered in construing this Note.

[Signatures on following page]

BORROWER:

DIGITAL ALLY, INC.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	Chief Executive Officer

KUSTOM ENTERTAINMENT, INC.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	Chief Executive Officer

[Signature page to Amended and Restated Promissory Note